EXHIBIT (10) (XV) (4)

    WAIVER AND THIRD AMENDMENT TO CREDIT AGREEMENT


THIS WAIVER AND THIRD AMENDMENT TO CREDIT AGREEMENT (this "Third Amendment") is dated this 7th day of June, 1994 by and among MILWAUKEE ELECTRIC TOOL CORPORATION, a Delaware corporation ("Borrower"), and HELLER FINANCIAL, INC., a Delaware corporation with an office at 500 West Monroe Street, Chicago, Illinois 60661 ("Agent"), individually and as Agent for the other Lenders
(as defined in the hereinafter defined Credit Agreement).

WITNESSETH:

WHEREAS, Borrower, Agent and Lenders are parties to that certain Credit Agreement dated as of the 31st day of December, 1991 (as heretofore amended, the "Credit Agreement"), pursuant to which Lenders have made and may hereafter make loans and advances and other extensions of credit to Borrower; and

WHEREAS, Borrower has sought Agent's and Lenders' consent to the creation of a new subsidiary of Borrower to be located in Mexico; and

WHEREAS,
subject to the terms set forth in this Third Amendment, Borrower, Agent and Lenders wish to amend certain provisions of the Credit Agreement and to waive compliance by the Borrower with certain provisions contained in the Loan Documents so as to allow Borrower to establish a new subsidiary in Mexico, all on the terms and conditions set forth in this Third Amendment; and

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any loans, advances or extensions of credit heretofore, now or hereafter made to or for the benefit of Borrower by Agent and Lenders, the parties hereto agree as follows:

1. Amendment of Section 1 of the Credit Agreement. Unless otherwise specified herein, capitalized terms used but not otherwise defineded herein shall have the same meaning assigned thereto in the Credit Agreement.

1.1. There shall be added to the list of definitions appearing in Section 1.1 of the Credit Agreement the following definition in its proper alphabetical order:

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"Metco Mexico" means a wholly-owned subsidiary of Borrower organized under the laws of Mexico and formed by Borrower to acquire substantially all of the assets of Herpromil, S.A. de C.V. and Industrial AR, S.A. de C.V.

1.2. The definition of "Loan Party" set forth in Section 1.1 of the Credit Agreement is hereby amended by adding the words "Metco Mexico" after the comma (,) following the word "Borrower" in the first line of said definition.

1.3. The definition of "Pledge Agreements" set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting the words "Subsidiary Pledge Agreement" and substituting in their place the words "Subsidiary Pledge Agreements."

1.4. The definition of "Subsidiary Pledge Agreement" set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following shall be inserted in substitution therefor:

"Subsidiary Pledge Agreements" means each of the stock pledge agreements to be executed by Borrower with respect to sixty-five percent (65%) of the outstanding capital stock of Metco Canada and Metco Mexico, each in form and substance satisfactory to Agent.

1.5. The Credit Agreement is hereby amended by inserting the following definition in Section 1.1 in proper alphabetical order:

"Third Amendment Effective Date" means June 7, 1994.

1.6. Borrower's Fiscal Year 1994 Capital Expenditure limitation set forth in
Section 6.1 of the Credit Agreement is hereby amended by deleting the amount "$8,500,000" and substituting the amount "$15,000,000" therefor.

1.7. Section 7.3 of the Credit Agreement is hereby amended by deleting clause in its entirety and substituting in its place the following:

(c)Borrower may make Investments in or to its Subsidiary and Borrower's Subsidiary may make Investments in or to Borrower; provided, however, with respect to Investments by Borrower in or to Metco Mexico, such Investments shall be limited to an aggregate amount not to exceed $10,000,000.

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1.8. Section 7.5 of the Credit Agreement is hereby amended by adding the words
"or Metco Mexico" after the words 'Metco Canada" in the second line of clause
(b) of said Section.

1.9. Section 7.19 of the Credit Agreement is hereby amended by adding the words "and Metco Mexico" after the words "Metco Canada" and before the period (.) in the last line of said Section.

1.10. The Credit Agreement and each of the other Loan Documents, as applicable is hereby amended by deleting the word "Subsidiary" wherever it appears and by substituting in all such places the word "Subsidiaries."

2. Waiver. Agent and Lenders hereby waive all Defaults or Events of Default, if any, under the Loan Documents existing as of the date hereof; provided, however, that this waiver shall not be construed as a continuing waiver of compliance with any of the other terms of the Credit Agreement, the Holdings Guaranty or any other Loan Document and nothing contained herein shall be deemed to constitute a waiver of any other term or condition contained in the Credit Agreement, the Holdings Guaranty or any other Loan Document.

3. Conditions to Effectiveness. This Third Amendment shall become effective upon satisfaction of the following conditions:

(a) With respect to the amendments to subsection 6.1 of the Credit Agreement set forth in subsection 1.6 of this Third Amendment, immediately upon execution and delivery of this Third Amendment by Borrower to Agent and provided no Default or Event of Default shall then exist; and

(b) With respect to the remainder of this Third Amendment, each of the following conditions shall have been satisfied:

(1) Agent shall have received counterparts of this Third Amendment duly executed by Borrower and each of the Requisite Lenders;

(2) Agent shall have received a duly executed copy of an amended Holdings Guaranty in the form attached as Exhibit 1 hereto;

(3) Agent shall have received a duly executed copy of a Pledge Agreement with respect to sixty-five percent (65%) of the outstanding capital stock of Metco Mexico in the form of Exhibit 2 hereto.

(4) Borrower and Holdings shall have obtained all consents (including, without limitation, any consent required from any holder of any of Borrower's or holdings' capital stock) necessary in connection with the

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execution and delivery of this Third Amendment and any other document, instrument or agreement contemplated hereunder, and shall have provided satisfactory evidence thereof to Agent;

(5) No Default or Event of Default shall exist under the Loan Documents, after giving effect to the terms of this Third Amendment and the transactions contemplated herein;

(6) Agent shall have received the following updated Schedules to the Credit Agreement from Borrower each certified by the Chief Financial Officer of Borrower and each containing such revisions as Borrower deems appropriate to give effect to the creation of and Investment in Metco Mexico by Borrower and the other transactions contemplated by this Third Amendment: 4.1(A). 4.1(B). 4.1(C). 4.1(E). 4.4. 4.9. 4.13 4.22 and 4.24.

(7) Agent shall have received certified resolutions of the Board of Directors of each of Borrower and Holdings authorizing the execution and delivery of this Third Amendment and each of the other agreements or documents referred to herein to which such Person is a party;

(8) Agent shall have received such other documents, instruments or agreements as Agent may reasonably request.

4. Representations and Warranties of Borrower. In order to induce
Agent and Lenders to enter into this Third Amendment, Borrower represents and warrants to Agent and Lenders that:

(a) After giving effect to each part of this Third Amendment:

(i) No Default or Event of Default (other than as specifically waived herein) has occurred and is continuing; and

(ii) The representations and warranties of Borrower contained in the Loan Documents are true and correct on and as of the date hereof to the same extent as though made on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date.

(b) The execution, delivery and performance by Borrower of this Third Amendment and each of the documents and agreements described herein to which Borrower is a party are within its corporate powers and have been duly authorized by all necessary corporate action on the part of Borrower, and this Third Amendment and such documents and agreements are the legal, valid and binding obligation of the Borrower enforceable against Borrower in accordance with their respective terms.

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5. Reference to and Effect on the Credit Agreement.

5.1. Except as specifically amended above, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

5.2. The execution, delivery and effectiveness of this Third Amendment shall not operate as a waiver of any right, power or remedy of Lenders or Agent under the Credit Agreement or any of the other Loan Documents, or constitute a waiver of any provision of the Credit Agreement or any of the other Loan Documents. Upon the effectiveness of this Third Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

6. Miscellaneous.

6.1. Entire Agreement. This Third Amendment, including all schedules and other documents attached hereto or incorporated by reference herein, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

6.2. Counterparts. Third Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

6.3. Costs and Expenses. As provided in subsection 10.1 of the Credit Agreement, Borrower agrees to pay on demand all fees, costs and expenses incurred by Agent in connection with the preparation, execution and delivery of this Third Amendment, together with all fees, costs and expenses incurred by Agent prior to the date hereof which are payable by Borrower pursuant to subsection 10.1 of the Credit Agreement.

6.4. GOVERNING LAW. THIS THIRD AMENDMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS.

6.5. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Third Amendment for any other purpose.

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6.6. Successors and Assigns. This Third Amendment shall be binding upon each of the parties hereto and their respective successors and assigns, except that Borrower may not assign its rights or obligations hereunder without the written consent of all Lenders.

IN WITNESS WHEREOF, this Third Amendment has been duly executed as of the day and year first above written.

                                         MILWAUKEE ELECTRIC TOOL
                                         CORPORATION


                                          By /c/JEFFREY A. MERESCHUK

                                          Title: TREASURER


                                          Attest: KENNETH J. JONES
                                          Title:  SECRETARY


                                          HELLER FINANCIAL, INC.,
                                          individually and as Agent

                                          By: ANDRE D. MAREK
                                          Title: VICE PRESIDENT


                                          BANK OF BOSTON


                                          By: Title:

                                          BANK ONE MILWAUKEE. N.A.

                                          By:Title:



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